Exhibit 10.1

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED
CONSTRUCTION AND FIELD GATHERING AGREEMENT
This Second Amendment to Second Amended and Restated Construction and Field Gathering Agreement (this “Amendment”) is dated as of July 2, 2018 (the “Execution Date”) by and between Republic Midstream, LLC, a Delaware limited liability company (“Gatherer”), and Penn Virginia Oil & Gas, L.P., a Texas limited partnership (“Shipper”). Gatherer and Shipper may hereinafter be referred to singularly as a “Party” and, together, as the “Parties.”
WHEREAS, the Parties entered into that certain Second Amended and Restated Construction and Field Gathering Agreement effective as of August 1, 2016 (as amended, the “Agreement”);
WHEREAS, the Parties entered into that First Amendment to Second Amended and Restated Construction and Field Gathering Agreement, dated as of April 13, 2017; and
WHEREAS, the Parties desire to amend certain provisions of the Agreement;
NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions herein contained, together with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties, for themselves and for their successors and assigns, do hereby mutually covenant and agree as follows:
A.Amendment of Agreement. The Agreement is hereby amended as follows:

(1)	The definition of “Additional Segment” in Article I of the Agreement is hereby amended by replacing the phrase “Dedication Area” with “Dedication Area or Future Units”.

(2)	The definition of “Dedication Area” in Article I of the Agreement is hereby amended and restated to read in its entirety as follows:
“Dedication Area” means, collectively, all of the Interests within (a) the areas of Gonzales, Lavaca and Fayette Counties, Texas identified on the map attached hereto as Exhibit A-1, (b) the Other Wells and (c) any Future Wells connected to the Gathering System pursuant to Section 3.3(g).

(3)
The definition of “Receipt Points” in Article I of the Agreement is hereby amended by replacing the phrase “Dedication Area” with “Dedication Area or with respect to any Future Well for which a Construction Notice has been or is being given pursuant to Section 3.3(a) (unless Gatherer has elected not to connect under Section 3.3(b)), such Future Well as set forth in the applicable Construction Notice”.

US-DOCS\101670280.13

(4)	The definition of “Shipper’s Oil” in Article I of the Agreement is hereby amended and restated to read in its entirety as follows:
“Shipper’s Oil” means all Interests or, with respect to any Future Well for which a Construction Notice has been or is being given pursuant to Section 3.3(a) (unless Gatherer has elected not to connect under Section 3.3(b)), Future Interests from such Future Well, of Shipper in Crude Oil, including, without limitation, all Crude Oil that Shipper owns, controls, acquires or has the right to market within the Dedication Area or such Future Well, as applicable.

(5)	Article I of the Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:
“Carol Unit” means that certain 596.91 acre unit described in that certain Designation of Unit recorded in Volume 588, Page 473, Official Records of Lavaca County, Texas, and Volume 1098, Page 818, Official Records of Gonzales County, Texas, as amended by that certain First Amendment to Designation of Unit recorded in Volume 780, Page 345, Official Records of Lavaca County, Texas, and Volume 1275, Page 456, Official Records of Gonzales County, Texas.
“Carol-Robin Initial Wells” means the Carol-Robin (SA) Unit 1 Well 1H well and the Carol-Robin (SA) Unit 2 Well 2H well.
“Future Interests” means all interests that Shipper (or any of its Affiliates or any successor in interest resulting from any merger, reorganization, consolidation or as part of a sale or other disposition of all or any portion of such interests) now or hereinafter owns, controls, acquires or has the right to market (as such marketing rights may change from time to time) in Crude Oil reserves of, and production from, all leases and mineral fee interests, lands and formations (in each case) in, under or attributable to the Future Units, together with any pool, communitized area or unit, and all interests in any wells, whether now existing or drilled hereafter, on or completed within the Future Units, or within any such pool, communitized area or unit, even though such interests may be incorrectly or incompletely stated, all as the same shall be enlarged by the discharge of any burdens or by the removal of any charges or encumbrances to which any of same maybe subject as of July 2, 2018, and any and all replacements, renewals and extensions or amendments of any of the same; provided, however, that “Future Interests” shall not include (a) any Interests or (b) any interest of Shipper or any of its Affiliates that must be offered to a third-party working interest partner pursuant to any applicable agreement with such partner in effect on July 2, 2018, and which such partner receives or elects to receive, as applicable under the affected agreement.

“Future Units” means the Carol Unit, Robin Unit, Marcia Unit and Shelly Unit, collectively.
“Future Well Fee” has the meaning given such term in Section 9.2(e).
“Future Wells” means any new wells drilled within the surface outline of the Future Units. For the avoidance of doubt, the term “Future Wells” does not include the Other Wells.
“Marcia Unit” means that certain 598.32 acre unit described in that certain Designation of Unit recorded in Volume 654, Page 850, Official Records of Lavaca County, Texas, as amended by First Amendment to Designation of Unit recorded in Volume 781, Page 298, Official Records of Lavaca County, Texas.
“Marcia-Shelly Initial Wells” means the Marcia - Shelly (SA) Unit 1 Well1H well and the Marcia-Shelly (SA) Unit 2 Well 2H well.
“Other Wells” means the Carol-Robin Initial Wells and the Marcia-Shelly Initial Wells.
“Other Wells Fee” has the meaning given such term in Section 9.2(d).
“Robin Unit” means that certain 638.146 acre described in that certain Designation of Unit recorded in Volume 673, Page 493, Official Records of Lavaca County, Texas, as amended by that certain First Amendment and Correction to Designation of Unit recorded in Volume 766, Page 199, Official Records, Lavaca County, Texas.
“Shelly Unit” means that certain 544.40 acre unit described in that certain Designation of Unit recorded in Volume 663, Page 777, Official Records of Lavaca County, Texas, as amended by that certain First Amendment to Designation of Unit recorded in Volume 686, Page 629, Official Records, Lavaca County, Texas, and by Second Amendment to Designation of Unit recorded in Volume 781, Page 302, Official Records of Lavaca County, Texas.

(6)	Section 2.4 of the Agreement is hereby amended by adding the following language at the end of the section:
“Notwithstanding the foregoing, in no event shall Gatherer have the right to provide trucking services with respect to Shipper’s Oil from the Future Units (including the Other Wells and any Future Wells) except as may be provided pursuant to Section 3.6 or as otherwise agreed by Shipper.”

(7)
Section 2.5 of the Agreement is hereby amended by replacing the phrase “Shipper’s Oil” with “Shipper’s Oil (other than with respect to Shipper’s Oil from Future Interests arising from Future Wells which have not been connected to the Gathering System)”.

(8)	The introductory section of Section 3.3 of the Agreement is hereby amended and restated to read in its entirety as follows:
“Gatherer shall expand or extend, add or remove components and operate the Gathering System as necessary to connect Shipper’s wells within the Dedication Area or Future Units as follows:”

(9)	Section 3.3(a) of the Agreement is hereby amended and restated to read in its entirety as follows:
(a)    Except with respect to Additional Segments for the Other Wells, Shipper shall notify Gatherer of the need to construct and install an Additional Segment to connect an additional Receipt Point (a “New Receipt Point”) within the Dedication Area or the Future Units not included as part of the Base Gathering System (including, for the avoidance of doubt, any Additional Segments for Future Wells) (a “Construction Notice”) at least 120 Days prior to the date on which the first well on the first well pad to be connected to such New Receipt Point is expected to be spud. Each Construction Notice delivered by Shipper shall describe in reasonable detail (i) the expected date of first production of Shipper's Oil from the first well pad to be connected to the New Receipt Point (the “Expected Production Date”), (ii) the desired location for such New Receipt Point, (iii) Shipper's good faith projection of the daily volumes of Shipper's Oil to be gathered during the initial two (2) years of production from the first well pad to be connected to the New Receipt Point (“Projected Volumes”) and (iv) the anticipated API Gravity of Shipper's Oil to be produced from the first well pad to be connected to such New Receipt Point.

(10)	Section 3.3(b) of the Agreement is hereby amended and restated to read in its entirety as follows:
(b)    Within 30 Days following the receipt of a Construction Notice, Gatherer shall notify Shipper whether it elects to connect the New Receipt Point to the Gathering System (it being understood that Gatherer must connect (and shall have no election with respect to) any New Receipt Point within a Core Unit); provided, however, that Gatherer shall not be required to connect any New Receipt Point pursuant to this Section 3.3 in a production unit which already has a Receipt Point connected to the Gathering System (subject to the following proviso) if the aggregate Receipt Points (excluding Receipt Points in the Future Units) connected to the Gathering System following the installation of such New Receipt Point (an “Excess Receipt

Point”) would be more than one hundred and fifty percent (150%) of the total number of production units (excluding the Future Units) then connected to the Gathering System; provided, further, that Gatherer shall construct, install, own and operate any Excess Receipt Point if such Excess Receipt Point does not require an additional LACT/ACT Unit and if Shipper reimburses Gatherer for the lesser of (x) $100,000 and (y) 50% of the actual costs associated with construction and installation of such Excess Receipt Point. If Gatherer elects to connect any New Receipt Point (including any Excess Receipt Point), it shall prepare and deliver to Shipper a detailed plan for the connection and/or installation (as applicable) of the New Receipt Point requested by such Construction Notice and the completion of the related Additional Segment (each, a “Construction Plan”) and shall review with Shipper the design for constructing and/or modifying and operating such Additional Segment prior to finalizing the Construction Plan. Any Additional Segment and New Receipt Point (if applicable) that Gatherer is required to build (with respect to Receipt Points within the Core Units) or has elected to build (with respect to Receipt Points outside the Core Units, including the Future Units) in accordance with this Section 3.3(b), Section 3.3(f) or Section 3.3(g) shall be considered a “Required Connection.”

(11)	Section 3.3(c) of the Agreement is hereby amended and restated to read in its entirety as follows:
(c)    Gatherer shall use commercially reasonable efforts to complete the construction of any Required Connection so that it is operational by not later than 30 Days prior to the Expected Production Date, subject to Force Majeure. Any Other Wells, Future Wells, and production units (other than Future Units) connected to the Gathering System by Gatherer pursuant to this Section 3.3 shall become “Additional Units.”

(12)
Section 3.3(d) of the Agreement is hereby amended by replacing the phrase “New Receipt Point” in the first sentence with “New Receipt Point (other than with respect to Receipt Points in the Future Units that have not been connected to the Gathering System)”.

(13)	Section 3.3(f) is added to the Agreement as follows:
(f)    Notwithstanding anything herein to the contrary, Gatherer shall, at its sole risk, cost and expense, install pipeline facilities and connect the Other Wells to a point on the Gathering System pursuant to a construction plan mutually agreed to by Shipper and Gatherer. Shipper shall pay the Other Wells Fee on Shipper’s Oil gathered from the Other Wells in accordance with Section 9.2(d).

(14)	Section 3.3(g) is added to the Agreement as follows:
(g)    For each Future Well Shipper drills in the Future Units, if any, Shipper shall deliver to Gatherer a Construction Notice as set forth in Section 3.3(a) and Gatherer shall have the right with respect to any such Future Well, at its sole risk, cost and expense, to install an Additional Segment to connect a Receipt Point for such Future Well to the Gathering System, such election to be made in accordance with Section 3.3(b). Any Future Well connected by Shipper pursuant to this Section 3.3(g) shall become part of the Dedication Area for purposes of this Agreement. Shipper shall pay the Future Well Fee on Shipper’s Oil gathered from Future Wells within the Future Units in accordance with Section 9.2(e). For the avoidance of doubt, Shipper shall not have any obligation with respect to the production from any Future Well to the extent Gatherer has not elected to connect such Future Well under Section 3.3(b) of this Agreement.

(15)	Section 3.8 of the Agreement is hereby amended and restated to read in its entirety as follows:
3.8    Gatherer and Shipper shall collaborate to ensure that the Gathering System is configured in such a manner as to have reasonable ingress and egress to access roads and wells within the Dedication Area and for any Future Well that Gatherer has elected to connect or for which a Construction Notice has been given in accordance with Section 3.3(g). With respect to any access roads constructed or to be constructed within the Dedication Area or the Future Units (solely with respect to any Future Well that Gatherer has elected to connect or for which a Construction Notice has been given in accordance with Section 3.3(g)), such Party shall grant the other Party access to and use thereof. Each Party shall be responsible, and shall reimburse the other Party, for any damage caused by such Party to the other Party's roads within the Dedication Area or the Future Units, ordinary wear and tear excepted.

(16)	Section 4.5 of the Agreement is hereby amended and restated to read in its entirety as follows:
4.5    Shipper shall reimburse Gatherer for the actual costs of the ongoing power requirements for operation of Gatherer's LACT units and injection pump facilities at the Receipt Points. Gatherer shall provide, at its sole risk, cost and expense, power for the CDP. If Shipper desires to connect to an electric power source at a Receipt Point for which Gatherer paid the electricity installation cost and that would otherwise require Shipper to share the cost by the Guadalupe Valley Electric Cooperative or other entity providing the electricity installation, then Shipper shall pay Gatherer the lesser of (a) 20% of Shipper’s share of such installation cost (as determined by the Guadalupe Valley Electric Cooperative or other entity providing the electricity installation) and (b) $5,000, in each case for the right to share such electric power source with Gatherer. Shipper shall be responsible for and pay the costs of any electricity used by Shipper and shall be responsible for the installation and maintenance of its own electric meter.

(17)	Section 6.5 of the Agreement is hereby amended by replacing each instance of “Interests” with “Interests and Future Interests”.

(18)	Section 9.2 of the Agreement is hereby amended and restated to read in its entirety as follows:
9.2    As consideration of the services rendered by Gatherer under this Agreement, from and after the Effective Date, Shipper shall pay to Gatherer the following fees each Month (the “Fees”):
(a)    During the first thirty-six (36) Months of the Term, a Gathering Fee equal to $0.75 per Barrel on all of Shipper’s Oil delivered at the Delivery Points via the Gathering System (other than from the Excluded Units, Outside Units, Other Wells or Future Wells) during such Month (the “Initial Gathering Fee”);
(b)    After the first thirty-six (36) Months of the Term and for the remainder of the Term, a gathering fee equal to $1.30 per Barrel on all of Shipper’s Oil delivered at the Delivery Points via the Gathering System (other than from the Excluded Units, Outside Units, Other Wells or Future Wells) during such Month (as adjusted by any PPI Adjustment, the “Subsequent Gathering Fee”);
(c)    A gathering fee on all of Shipper’s Oil delivered at the Delivery Points via the Gathering System from wells in the Excluded Units and the Outside Units (“Excluded Volumes”) equal to $1.00 per Barrel during such Month (as adjusted by any PPI Adjustment, the “Preferential Fee”); provided, however, that in the event Shipper has delivered less than the Minimum Volume Commitment in the applicable Month, the Preferential Fee will be equal to the gathering fee then in effect with respect to such amount of Excluded Volumes as is necessary for Shipper to meet the Minimum Volume Commitment;
(d)    A gathering fee on all of Shipper’s Oil delivered at the Delivery Points via the Gathering System from the Other Wells (the “Other Wells Fee”) as follows: (i) until Shipper has delivered 2,000,000 barrels in aggregate from the Other Wells, the Other Wells Fee shall be equal to $1.20 per Barrel; and (ii) after Shipper has delivered 2,000,000 barrels in aggregate from the Other Wells, the Other Wells Fee shall be equal to $1.00 per Barrel;

(e)    A gathering fee on all of Shipper's Oil delivered at the Delivery Points via the Gathering System from any Future Well equal to $1.00 per Barrel during such Month (the “Future Well Fee”);
(f)    During the first thirty-six (36) Months of the Term, a trucking fee equal to the actual documented trucking costs incurred by or on behalf of Gatherer for such volumes of Shipper’s Oil trucked by or on behalf of Gatherer (which shall in no event include Shipper’s Oil from the Other Wells or Future Wells except as otherwise agreed by Shipper) from the Receipt Points to the CDP during such Month (the “Initial Trucking Fee”);
(g)    After the first thirty-six (36) Months of the Term and for the remainder of the Term, a trucking fee equal to $1.30 per Barrel of Shipper's Oil trucked by or on behalf of Gatherer (which shall in no event include Shipper’s Oil from the Other Wells or Future Wells except as otherwise agreed by Shipper) from the Receipt Points to the CDP during such Month (as adjusted by any PPI Adjustment, the “Subsequent Trucking Fee”); and
(h)    A truck loading fee equal to $0.10 per Barrel on all of Shipper's Oil either loaded onto or unloaded from trucks at the CDP (which shall in no event include Shipper’s Oil from the Other Wells or Future Wells except as otherwise agreed by Shipper) or any other Delivery Point agreed to by the Parties during such Month (the “Truck Loading Fee”).
For clarification purposes, Shipper shall not be required to pay the Initial Gathering Fee, the Subsequent Gathering Fee or the Preferential Fee on any of Shipper's Oil trucked to the CDP (whether by or on behalf of Gatherer or otherwise).

(19)	Section 9.4 of the Agreement is hereby amended by adding the following language at the end of the section:
Notwithstanding the foregoing, for any month in which Shipper delivers an average of 20,000 or more Barrels of Oil per Day, the Upside Adjustment to the Truck Loading Fee shall be waived for all Oil delivered to the Gathering System from Shipper’s wells outside the Dedication Area.

(20)	Section 9.5 of the Agreement is hereby amended and restated to read in its entirety as follows:
9.5    From and after the Effective Date, to the extent available, Shipper shall deliver to Gatherer at the Receipt Point(s) the first 20,000 Barrels of Oil per Day (i) produced from Shipper or its Affiliate’s operated wells in Lavaca, Fayette, and Gonzales Counties, Texas, which shall include volumes attributable to non-operating working interest owners insofar and only insofar as Shipper or its Affiliates has the right to market such volumes and the non-operators have not elected to take their share of production in kind; and (ii) produced from wells in Lavaca, Fayette, and Gonzales Counties, Texas in which Shipper, on or after the Effective Date, resigns as operator (other than any resignation pursuant to a legitimate business purpose (other than circumvention of Shipper’s obligations under this Section 9.5)) and has the right to take its share of production in kind. Notwithstanding the foregoing, Shipper shall be deemed to have satisfied this obligation if the Monthly average of the daily volumes delivered in a given Month equals or exceeds 20,000 Barrels per day.

(21)	Section 19.2(e) of the Agreement is hereby amended by replacing the phrase “Dedication Area” with “Dedication Area or Future Units”.
B.Ratification; Primacy. Except as expressly amended by this Amendment, all of the terms, provisions, covenants and conditions contained in the Agreement remain in full force and effect; provided, if there is ever any conflict between the Agreement and this Amendment, the terms, provisions, covenants and conditions contained in this Amendment shall govern. The terms and provisions of the Agreement as amended by this Amendment are binding upon and inure to the benefit of the Parties, their representatives, successors and assigns. As amended by this Amendment, the Agreement is ratified and confirmed by the Parties, and declared to be a valid and enforceable contract between them.
C.Counterparts. This Amendment may be executed in as many counterparts as deemed necessary. When so executed, the aggregate counterparts shall constitute one agreement and shall have the same effect as if all Parties signing counterparts had executed the same instrument.
D.Amendment; Waiver. Neither this Amendment nor the Agreement may be amended or modified except pursuant to a written instrument signed by all of the Parties. Each Party may waive on its own behalf compliance by any other Party with any term or provision hereof; provided, however, that any such waiver shall be in writing and shall not bind the non-waiving Party. The waiver by any Party of a breach of any term or provision shall not be construed as a waiver of any subsequent breach of the same or any other provision.
E.Joint Preparation. The Parties agree and confirm that this Amendment was prepared jointly by all Parties and not by any one Party to the exclusion of the other.
F.No Third Party Beneficiaries. This Amendment is not intended to confer upon any person not a party hereto any rights or remedies hereunder, and no person other than the Parties is entitled to rely on or enforce any provision hereof.
G.Miscellaneous Provisions. The provisions of Articles XVII, XIX, XX and XXI of the Agreement are incorporated herein by this reference as if set out fully herein and shall apply in all respects to this Amendment.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the day and year hereinabove first written.

REPUBLIC MIDSTREAM, LLC

By:
Name:
Title:

PENN VIRGINIA OIL & GAS, L.P.

By:    Penn Virginia Oil & Gas GP LLC,
its general partner

By:
Name:
Title: